UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

DG FASTCHANNEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27644	94-3140772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 581-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition

On February 19, 2008, DG FastChannel, Inc. announced its financial results for the year ending December 31, 2007.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced, in May 2007, DG FastChannel purchased 10,750,000 Viewpoint Corporation (now Enliven Marketing Technologies) common shares and warrants to purchase an additional 2,687,500 Enliven Marketing Technologies common shares in a private equity placement for an aggregate cash amount of $4.3 million.  The Company accounted for the stock and warrants as “available for sale securities” pursuant to SFAS 115 and recorded the change in market value of its Enliven Marketing Technologies investment on its balance sheet and in other comprehensive income for the quarters ended June 30, 2007 and September 30, 2007.  The Company has since determined the warrant component should have been classified as a “derivative” in accordance with SFAS 133 which requires changes in value attributable to the warrant be recorded on the statement of operations each quarter.

Based upon this subsequent review and analysis by the Company, the audit committee and the Company’s independent accountants, it has been determined that the warrants should be accounted for in accordance with SFAS 133. The Company and the audit committee concluded on February 14, 2008, that the financial statements for the quarters ended June 30, 2007 and September 30, 2007 should no longer be relied upon. The Company will restate its second and third quarter 2007 Form 10-Qs for the periods ended June 30, 2007 and September 30, 2007 to properly reflect in the statement of operations for the increase / decrease in the value of the warrants.

The Company and the Audit Committee have discussed the foregoing with Ernst & Young.

Below are certain operating statements as previously reported, and as restated (the balance sheets are unchanged):

DG FastChannel, Inc.

Operating Statement Data

(in thousands, except per share data)

	Three Months Ended June 30, 2007		Six Months Ended June 30, 2007
	As Reported	As Restated	As Reported	As Restated

Revenues	$21,689	$21,689	$41,583	$41,583
Operating income	4,916	4,916	8,973	8,973
Other (income)/expense	278	(1,411)	452	(1,237)
Income from continuing operations	2,783	3,796	5,115	6,128
Net income	2,779	3,792	4,978	5,991
Diluted income per common share from continuing operations	$0.17	$0.23	$0.31	$0.38

	Three Months Ended September 30, 2007		Nine Months Ended September 30, 2007
	As Reported	As Restated	As Reported	As Restated
Revenues	$25,137	$25,137	$66,719	$66,719
Operating income	3,713	3,713	12,686	12,686
Other expense	932	1,946	1,383	708
Income from continuing operations	1,661	1,052	6,776	7,180
Net income	2,078	1,469	7,056	7,460
Diluted income per common share from continuing operations	$0.10	$0.06	$0.41	$0.43

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DG FASTCHANNEL, INC.
(Registrant)

Date: February 19, 2008
	By:	/s/ Omar A. Choucair
Omar A. Choucair
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 19, 2008